UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 6, 2010
JONES APPAREL GROUP, INC.

(Exact Name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1411 Broadway
New York, New York 10018

(Address of principal executive offices)
(212) 642-3860
(Registrant’s telephone number, including area code)
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	— Other Events.
On May 6, 2010, Jones Apparel Group, Inc. issued a press release announcing that, as a result of unfavorable market conditions, it has postponed its previously announced public offering of $250 million in aggregate principal amount of Senior Notes due 2018. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	— Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release announcing postponement of senior notes offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant)
	By:	/s/ Ira M. Dansky
Ira M. Dansky
Date: May 6, 2010		Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release announcing postponement of senior notes offering.